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                                                                EXHIBIT 99-11(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
 Frank Russell Investment Company:

      We consent to the references to our Firm under the captions "Additional Information" in the Prospectus, and "Independent Accountants" in the Statement of Additional Information for the LifePoints Funds in Post-Effective Amendment No. 38 to the Registration Statement of Frank Russell Investment Company on Form N-1/A.


                                        /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                       Coopers & Lybrand L.L.P.
June 16, 1997